SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                               LOJACK CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                               LOJACK CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 29, 2003

     You are hereby notified that the annual meeting of stockholders of LoJack Corporation (the "Company") will be held on the 29th day of May 2003 at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts (the "Meeting"), for the following purposes:

     1. To consider and act upon a proposal to fix the number of directors of the Company at eight (8) and to elect eight (8) directors for the ensuing year.

     2. To consider and act upon a proposal to adopt the Company's 2003 Stock Incentive Plan.

     3. To consider and act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 1, 2003, as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

                                        By order of the Board of Directors,

                                        THOMAS A. WOOTERS, Clerk

April 10, 2003

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.

                               LOJACK CORPORATION
                                Executive Offices
                       200 Lowder Brook Drive, Suite 1000
                          Westwood, Massachusetts 02090

                                -----------------
                                 PROXY STATEMENT
                                -----------------

                                  INTRODUCTION

     This proxy statement and the accompanying proxy are being mailed by the Company to the holders of record of the Company's outstanding shares of common stock, $.01 par value ("Common Stock"), commencing on or about April 17, 2003. The accompanying proxy is being solicited by the Board of the Company (the "Board") for use at the Meeting and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telefax, telex, in person or otherwise, without additional compensation.

     The only outstanding class of stock of the Company is its Common Stock. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board has fixed April 1, 2003, as the record date for the Meeting. On April 1, 2003, there were issued and outstanding 14,738,621 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

     The Company's By-laws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The affirmative vote of a plurality of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors. The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of the 2003 Stock Incentive Plan or any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

     All shares of Common Stock represented by valid proxies which the Company receives prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and will be voted as specified in the proxies. With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld. Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld will have no effect on the election of directors. With regard to the approval of the 2003 Stock Incentive Plan, votes may be cast in favor of approval of the plan, cast against approval of the plan, cast as an abstention or left blank. Votes that are cast as an abstention will have no effect on the proposal to approve the 2003 Stock Incentive Plan. Votes that are left blank will be voted FOR the approval of the 2003 Stock Incentive Plan. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

     Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum. Proxies which are left blank or for which a vote is withheld will also be counted as present for purposes of determining a quorum. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will not be treated as voted shares and, accordingly, will have no effect on the election of directors, the proposal to adopt the 2003 Stock Incentive Plan or any other proposal which requires the affirmative vote of a majority of the votes properly cast at the meeting.

     When a proxy is returned, prior to the date of or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy. Each stockholder is urged to specify the stockholder's choices on the enclosed proxy. Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board has proposed that the number of directors of the Company be fixed at eight (8) and eight (8) directors be elected to serve until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board will be voted in favor of the eight (8) nominees named below unless otherwise specified on the proxy. All of the nominees are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

Meetings of the Board and Committees

     The Board met five times during the fiscal year ended December 31, 2002 and acted five times by unanimous written consent. The Board has standing Audit, Compensation and Corporate Governance/Nominating Committees. During the fiscal year ended December 31, 2002, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings of each committee on which he or she served during the period that he or she served on such committee.

     In 2002, the Compensation Committee consisted of Lee T. Sprague (Chairperson), Robert J. Murray, and Robert L. Rewey. On December 17, 2002, Harvey Rosenthal replaced Lee T. Sprague as Chairperson of the Compensation Committee. Mrs. Sprague continues to serve as a member of this committee. The Compensation Committee reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met five times and acted two times by unanimous written consent during the fiscal year ended December 31, 2002.

     The Audit Committee, which consists of John H. MacKinnon (Chairperson), Larry C. Renfro and Harvey Rosenthal, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants, and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee held six meetings during the fiscal year ended December 31, 2002.

     The Board appointed a Corporate Governance/Nominating Committee in December of 2002. This Committee, which consists of Robert L. Rewey (Chairperson), John H. MacKinnon, Robert J. Murray and Lee T. Sprague, develops and recommends to the Board a set of corporate governance principles applicable to the Company and reviews and reassesses the adequacy of such guidelines annually. The Corporate Governance/Nominating Committee also establishes the Board's criteria for selecting directors, reviews the skills and characteristics of individual Board members as well as the composition of the Board as a whole, reviews possible candidates for Board membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board to be voted on at the annual meeting of the Company's stockholders. The Corporate Governance/Nominating Committee does not consider nominees for directorships proposed by stockholders. This Committee did not meet in 2002.

     Compensation of Directors

     Each non-employee director of the Company who attends a minimum of four Board meetings in a year is entitled to an annual stipend of $15,000. The minimum attendance requirement and stipend are prorated based upon term of service for directors serving for less than the full year. Directors also receive stock options, as described below, as well as $1,500 for each Board meeting attended and $750 for each Board committee meeting attended. Robert J. Murray has been designated as the lead director to chair and lead meetings limited to outside directors, for which he receives an annual stipend of $2,000. Each non-employee director who is not a resident of Massachusetts receives up to $1,000 for reimbursement of travel and hotel expenses for each Board meeting attended. In addition, the chairperson of each Board committee is entitled to an additional stipend of $2,000 per year.

     Non-employee directors are eligible to receive options ("Non-Employee Director Options") under the Company's Restated and Amended Stock Incentive Plan (the "Stock Incentive Plan"). Non-Employee Director Options are nonqualified stock options under the Stock Incentive Plan. The exercise price of shares subject to Non-Employee Director Options is equal to the fair market value of the shares of Common Stock on the date of the grant. Non-Employee Director Options have a term of ten years and become exercisable in two annual installments beginning on the date of the next annual meeting of stockholders following the date of grant, subject to becoming immediately and fully exercisable upon the occurrence of certain change in control events or as otherwise provided by the terms of the Stock Incentive Plan.

     Pursuant to the Stock Incentive Plan, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives Non-Employee Director Options to purchase 5,000 shares of Common Stock. Any non-employee director elected other than at the annual meeting of stockholders is granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. Pursuant to the Stock Incentive Plan, a Non-Employee Director Option to purchase 5,000 shares of Common Stock was granted to each non-employee director elected or re-elected at the annual meeting of stockholders held on May 30, 2002, at an exercise price of $5.17 per share, the fair market value of the shares on the date of grant.

Principal Employment and Experience of Director Nominees

     The following information is furnished with respect to the persons nominated for election as directors:

Name                       Age             Present Principal Employer and Prior Business Experience
----                       ---             --------------------------------------------------------
Ronald J. Rossi .......... 63    Mr. Rossi joined the Company in November 2000 as Chief Executive Officer.
                                 He became a director and was elected Chairman of the Board effective
                                 March 1, 2001. Prior to joining the Company, Mr. Rossi spent 35 years with
                                 The Gillette Company, progressing through a variety of management positions in sales, marketing, and general management in the United States,
                                 Canada and Puerto Rico. Mr. Rossi served as President of Oral-B Worldwide, a Gillette subsidiary, from 1998 to 2000. From 1988 to 1998 he was President of Gillette North America; previous positions include President of Gillette
                                 Canada and President of Braun/Canada. Mr. Rossi has been a member of the board of Mentor Corporation since January 2000. He also served on the
                                 Executive Board of the Massachusetts Bay Red Cross from 1993 to 1998, the
                                 Board of the New England Sports Museum from 1993 to 1998 and was the
                                 Chairman of the Canadian Cosmetic and Toiletry Fragrance Association
                                 during 1987.

Joseph F. Abely .......... 50    Mr. Abely joined the Company in October 1988 as Senior Vice President and
                                 Chief Financial Officer. He was named President and Chief Operating Officer in January 1996 and a director in November 2000. Mr. Abely joined the accounting firm of Deloitte Haskins & Sells in 1976 and served as a partner from 1985 until October 1988. Mr. Abely is a Certified Public Accountant.

Lee T. Sprague ........... 62    Mrs. Sprague has served as a director of the Company since 1981.
                                 Mrs. Sprague has been a private investor for more than the past ten years.
                                 Mrs. Sprague is on the Board of Managers of Vincent Memorial Hospital, is
                                 the President of the Prouts Neck Association and also is a board member of various private, educational and charitable institutions.


                                       3

Robert J. Murray ......... 61   Mr. Murray has served as a director of the Company since 1992. Mr. Murray has been Chairman of the Board and Chief Executive Officer of New England
                                Business Service, Inc. since December 1995. From January 1991 to December
                                1995, Mr. Murray was Executive Vice President, North Atlantic Group, of The
                                Gillette Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of Management of Braun AG, a Gillette subsidiary headquartered in Germany. He has held a variety of other management positions at Gillette since 1961. Mr. Murray also serves on the Boards of Directors of Allmerica
                                Financial Corporation and Delhaize Group, an international Belgian food retailer.

Larry C. Renfro .......... 49   Mr. Renfro has served as a director of the Company since 1993. Mr. Renfro is currently the Chairman and Chief Executive Officer of NewRiver Investor
                                Communications, Inc. From 1997 to 1999, Mr. Renfro was the Chief
                                Executive Officer of LCR Financial Group, Inc. From 1990 to 1997,
                                Mr. Renfro held the office of Vice President, Financial Services and served as a member of the Operating Committee of Allmerica Financial Corporation.
                                From 1989 to 1990, he was Executive Vice President of State Street Bank and
                                Trust Company. From 1988 to 1989, he was Chairman of Boston Financial
                                Data Services, Inc., a subsidiary of State Street Bank and Trust Company.

Harvey Rosenthal ......... 60   Mr. Rosenthal has served as a director of the Company since 1997 and was elected Chairperson of the Compensation Committee in December 2002.
                                Mr. Rosenthal held the offices of President and Chief Operating Officer and was a member of the Board of Directors of Melville Corporation (now known as CVS Corporation) from 1994 to 1996. From 1984 to 1994, Mr. Rosenthal was the President and Chief Executive Officer of the CVS Division of
                                Melville Corporation. Mr. Rosenthal also serves on the Board of Trustees of
                                EQ Advisors Trust, is a member of the Board of Trustees of the Dana-Farber
                                Cancer Institute and is an Overseer of the WGBH Educational Foundation.

John H. MacKinnon ........ 62   Mr. MacKinnon has served as a director of the Company and Chairperson of the Audit Committee since October 25, 2000. Mr. MacKinnon joined
                                PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of
                                Comshare, Inc., Community Service Stations, Inc. and Technical
                                Manufacturing Corporation. Mr. MacKinnon is a Certified Public Accountant
                                and is active in community affairs, including serving on the Board of Trustees of Emmanuel College, Nativity Preparatory School and Laboure College.


                                       4

Robert L. Rewey ......... 64   Mr. Rewey has served as a director of the Company since January 2, 2002 and was elected Chairperson of the Corporate Governance/Nominating
                               Committee in December 2002. Prior to joining the Board, Mr. Rewey spent
                               38 years with Ford Motor Company, serving as Group Vice President of North
                               American Operations & Global Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of
                               Sales, Marketing & Customer Service for North America from 1988 to 1998,
                               President of Ford Division and Vice President of Ford Motor Company from
                               1985 to 1988, President of Lincoln-Mercury and Vice President of Ford Motor
                               Company from 1984 to 1985, National Sales & Marketing Manager of
                               Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey also serves on the Board of Directors of Sonic
                               Automotive, Inc. and Speedway Motors, Inc., and is active in business and community affairs.

     The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board.

Required Vote

     The approval of a plurality of the votes cast is required for the election of directors.

The Board recommends a vote FOR the election of each of the director nominees named above.

       PROPOSAL NO. 2 -- ADOPTION OF THE 2003 LOJACK STOCK INCENTIVE PLAN

     On February 11, 2003, the Board approved, and is proposing for stockholder approval, the adoption of the 2003 LoJack Stock Incentive Plan (the "2003 Plan"). The purpose of the 2003 Plan is to provide employees, directors and consultants of the Company and its corporate subsidiaries the opportunity to acquire a proprietary interest in the Company by providing favorable terms for them to purchase the Company's stock.

     The Board believes that equity interests are a significant factor in the Company's ability to attract, retain and motivate its employees, who are so critical to the Company's long-term success, and that the adoption of the 2003 Plan will further the goal of providing employees with incentives to serve the Company.

     On April 1, 2003, the closing price per share of the Common Stock, as reported in a summary of composite transactions in The Wall Street Journal for stocks listed on the Nasdaq National Market, was $4.69.

2003 LoJack Stock Incentive Plan

     The following summary of the material features of the 2003 Plan is qualified in its entirety by reference to the full extent of the 2003 Plan, a copy of which is set forth in Appendix A to this Proxy Statement.

     Purpose, Participants, Effective Date and Duration. Effective April 1, 2003, we established the 2003 Plan, provided it is approved by the stockholders within twelve months. The purpose of the 2003 Plan is to encourage key employees, directors, and consultants of the Company and its "Subsidiaries" who render services of special importance to, and who have contributed or may be expected to contribute materially to the success of, the Company or a Subsidiary (the "Participants"), to continue their association with the Company and its Subsidiaries by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of awards ("Awards") of the Company's Common Stock, whether or not subject to restrictions ("Stock Grants"), stock options ("Options"), and other rights to compensation in amounts determined by the value of the Common Stock (together with Stock Grants, "Other Rights"). The 2003 Plan will terminate on March 31, 2013, unless earlier terminated by the Board. Termination of the 2003 Plan will not affect awards made prior to termination, but awards will not be made after termination. There are currently approximately 684 employees and 6 non-employee directors eligible to receive Awards under the 2003 Plan.

     Shares Subject to the 2003 Plan. The total number of shares of Common Stock that may be subject to Options and Other Rights under the 2003 Plan may not exceed 1,000,000, plus the number of shares remaining available for issuance under the Stock Incentive Plan on the date of its termination (the "Reserved Shares"). The Reserved Shares may be authorized but unissued shares or treasury shares. In the event of any change in the number or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments to the Reserved Shares and the number of shares subject to outstanding grants or Awards, in the exercise price per share of outstanding Options and in the kind of shares which may be distributed under the 2003 Plan will be made. The total amount of Reserved Shares that may be granted to any single employee under the 2003 Plan may not exceed in any year in the aggregate 200,000. Shares will be deemed issued under the 2003 Plan only to the extent actually issued pursuant to an Award or settled in cash or shares. To the extent that an Award under the 2003 Plan lapses or is forfeited, any shares subject to such Award will again become available for grant under the terms of the 2003 Plan.

     The Stock Incentive Plan shall terminate effective upon the date of approval of the 2003 Plan by the stockholders of the Company. As of April 1, 2003, 471,787 shares of Common Stock were available for issuance under the Stock Incentive Plan.

     Administration. The Plan is administered by the Compensation Committee of the Board and, in the discretion of the Board, another subcommittee of the Board (the "Option Committee"), which must consist of at least two members of the Board. Each member of the Option Committee must be (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Subject to the terms of the 2003 Plan, the Option Committee has authority to: (i) select the persons to whom Options and Other Rights shall be granted,
(ii) determine the number of, value and the terms and conditions of Options or Other Rights granted to each such person, including the price per share to be paid upon exercise of any Option and the period within which each such Option or Other Right may be exercised and (iii) interpret the 2003 Plan and prescribe rules and regulations for the administration thereof.

     Stock Options. The Option Committee may grant Awards to Participants in the form of Options. With regard to each Option, the Option Committee determines the number of shares of Common Stock subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as a incentive stock option ("ISO") within the meaning of Section 422 of the Code. Options that are not intended to qualify as ISOs are referred to as non-qualified stock options ("NSOs"). In the case of an ISO, the exercise price may not be less than the Fair Market Value (as defined in the 2003 Plan) of the Common Stock on the date the Option is granted; provided, however, that in the case of an employee who owns (or is considered to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the price at which Common Stock may be purchased pursuant to an ISO shall be at least 110% of the Fair Market Value of the Common Stock on the date the ISO is granted.

     The duration of the ISOs and NSOs granted under the 2003 Plan may be specified pursuant to each respective stock option agreement, but in no event can any ISO be exercisable after the expiration of 10 years after the date of grant. In the case of any employee who owns (or is considered to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, no ISO shall be exercisable after the expiration of five years from its date of grant. The Option Committee, in its discretion, may provide that any Option is exercisable during its entire duration or during any lesser period of time.

     The option exercise price may be paid in cash, or, with the consent of the Option Committee, in shares of Common Stock owned by the optionee, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the Option or by means of a "cashless exercise" procedure. In a cashless exercise procedure, a broker transmits to the Company the exercise price in cash, either as a margin loan or against the optionee's notice of exercise and confirmation by the Company that it will issue and deliver to the broker stock certificates for at least that number of Reserved Shares having an aggregate Fair Market Value equal to the exercise price or agrees to pay the Option price to the Company in cash upon its receipt of stock certificates.

     Stock Appreciation Rights. Among the Other Rights available under the 2003 Plan are Stock Appreciation Rights ("SARs"). The Option Committee may grant SARs to Participants as to such number of Reserved Shares and on such terms and conditions as it may determine. SARs may be granted separately or in connection with ISOs or NSOs. Upon exercise of an SAR, the holder is entitled to receive payment equal to the excess of the Fair Market Value, on the date of exercise, of the number of Reserved Shares for which the SAR is exercised, over the exercise price for such Reserved Shares under a related Option, or if there is no related Option, over an amount per share stated in the written agreement setting forth the terms and conditions of the SAR. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of an SAR agreement. Upon the exercise of an SAR related to an Option, the Option shall terminate as to the number of Reserved Shares for which the SAR is exercised.

     Stock Grants. The Option Committee may grant or award shares of Common Stock, with or without restrictions determined in its discretion, subject to terms and conditions so determined by it, including conditions that may require the holder to forfeit the Common Stock in the event that the holder ceases to provide services to the Company or a Subsidiary before a stated time. Unlike holders of Options and SARs, a holder of Common Stock, including a grant subject to restrictions, has the rights of a stockholder of the Company to vote and to receive payment of dividends on the Common Stock, unless the Option Committee specifies to the contrary in the restricted stock agreement setting forth the terms on which the Common Stock is granted.

     Special Bonus Award. The Company may grant in connection with any NSO or grant of Restricted Stock a special cash bonus in an amount not to exceed the lesser of (i) the combined federal, state and local income tax liability incurred by the optionee as a consequence of the acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of the Restricted Stock, and the related special bonus, or (ii) 30% of the imputed income realized by the optionee on account of such exercise or vesting, and the related special bonus. A grant may also provide that the Company will lend an optionee an amount not more than the amount described in the preceding sentence, less the amount of any special cash bonus.

     The following description of the federal income tax consequences of Options and Other Rights is general and does not purport to be complete.

     Tax Treatment of Options. An optionee realizes no taxable income when an NSO is granted. Instead, the difference between the Fair Market Value of the Common Stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise, if the stock in not subject to a "substantial risk or forfeiture," or as of the date or dates on which the risk terminated, in other cases. An optionee may elect to be taxed on the difference between the exercise price and the Fair Market Value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock is taxed as capital gain. The Company receives no tax deduction on the grant of a NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the optionee.

     Generally, an optionee incurs no federal income tax liability on either the grant or the exercise of an ISO, although an optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the Fair Market Value of the stock subject to an ISO over the exercise price. Provided that the shares of Common Stock are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period of time, the optionee will be taxed as if the optionee had then received ordinary compensation income in an amount equal to the difference between the Fair Market Value of the stock on the date of exercise of the ISO and its Fair Market Value on its date of grant. The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the optionee recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the optionee's recognition of income.

     Tax Treatment of SARs. A recipient incurs no imputed income upon the grant of an SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he or she receives at that time. If the recipient receives shares of Common Stock upon exercise of the SAR, the recipient incurs imputed income measured by the difference between the base amount set forth in the SAR agreement and the Fair Market

Value of the Common Stock at the exercise date (or, if at the exercise date the stock is subject to a substantial risk of forfeiture, at the date or dates on which the risk expires).

     Tax Treatment of Restricted Stock. A person who receives a grant of Restricted Stock generally will not recognize taxable income at the time the award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of imputed income will be equal to the excess of the aggregate Fair Market Value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed on the excess of the Fair Market Value of the Restricted Stock at the time of grant over the amount (if any) paid by the recipient for the Restricted Stock, notwithstanding the restrictions on the stock. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the recipient of the Restricted Stock.

     Parachute Payments. Under certain circumstances, an accelerated vesting or the cash out of Options or Other Rights in connection with a Change in Control (as defined below) of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a Participant may be subject to a 20% excise tax and the Company may be denied an income tax deduction.

     Effect of Certain Corporate Transactions. If while unexercised Options or Other Rights remain outstanding under the 2003 Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change in Control (any of these events is hereafter referred to as a "Transaction"), then, except as otherwise specifically provided to the contrary in any applicable agreement, the Option Committee, in its discretion, may amend the terms of all outstanding Options and SARs so that either: (i) the optionees shall be given an opportunity to exercise all outstanding Options and Other Rights according to their terms during the period of 20 days ending on the day preceding the effective date of the Transaction, and any Options and Other Rights that are still outstanding and unexercised as of the effective date of the Transaction shall be cancelled, (ii) after the effective date of the Transaction, each optionee shall be entitled, upon exercise of an Option or Other Right, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which such person would have been entitled pursuant to the terms of the Transaction as the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised, or shall be entitled to receive from the successor entity a new stock grant, stock option or stock appreciation right of comparable value or (iii) all outstanding Options and Other Rights shall be cancelled as of the effective date of the Transaction and the optionee shall receive cash or other consideration with a value equal to the value of the shares of the optionee would have received had the Option or Other Right then been exercised (to the extent exercisable). If the Option Committee adopts the course of action described in clause (i) of the preceding sentence, it may, in its sole discretion, accelerate the vesting of an Option or Other Right that is not immediately exercisable.

     A "Change in Control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to any employee benefit plan maintained by the Company becomes the beneficial owner of 50% or more of the outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (i) individuals who at the beginning of such period constitute the entire Board or (ii) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

     Amendments to Plan. The Board may modify, revise or terminate the 2003 Plan at any time and from time to time. However, approval of the stockholders of the Company is required with respect to any amendment to increase the aggregate number of Reserved Shares covered by the 2003 Plan or the aggregate number of shares which may be issued to any single person, change the class of employees or other persons eligible to receive Options or Other Rights, or make any other change that requires stockholder approval under applicable law.

Required Vote

     The approval of a majority of the votes cast is required to approve the adoption of the 2003 Plan.

The Board recommends a vote FOR the proposal to adopt the 2003 LoJack Stock Incentive Plan.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides a summary as of December 31, 2002, of shares of Common Stock reserved for issuance pursuant to the Company's Stock Incentive Plan.

                                                                        Weighted-average     Number of securities remaining
                                           Number of securities to     exercise price of     available for future issuance
                                           be issued upon exercise        outstanding          under equity compensation
                                           of outstanding options,     options, warrants      plans (excluding securities
                                             warrants and rights           and rights           reflected in column (a))
                                           -----------------------     -----------------     ------------------------------
                                                     (a)                      (b)                         (c)
Equity compensation plans approved
 by security holders ..................           2,765,350                  $8.17                       786,635
Equity compensation plans not
 approved by security holders .........             None                     None                         None
Total .................................           2,765,350                   8.17                       786,635

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table and notes present the compensation earned in each of the three prior fiscal years by (i) all individuals serving as the Company's Chief Executive Officer or in a similar capacity during the fiscal year ended December 31, 2002 and (ii) the Company's other four most highly compensated executive officers during the fiscal year ended December 31, 2002 (the "Named Executive Officers").

                                                                                      Long-Term
                                              Annual Compensation                   Compensation
                              -------------------------------------------------- --------------
                               Transition
                               Period or                            Other       Securities
Name and                      Fiscal Year                           Annual      Underlying      All Other
Principal Position              Ended(1)     Salary     Bonus    Compensation   Options(2)   Compensation(3)
------------------            -----------    ------     -----    ------------   ----------   ---------------
Ronald J. Rossi ...........    12/31/02     $300,000   $23,000    $56,074(4)           0         $ 9,586
 Chairman and Chief            12/31/01      248,077    60,000     49,340(4)           0           4,327
 Executive Officer              2/28/01       62,123         0                   250,000               0

Joseph F. Abely ...........    12/31/02      264,654    17,000          0         60,000          19,647
 President and Chief           12/31/01      211,539    50,000          0         65,000          16,429
 Operating Officer              2/28/01      225,885    70,000          0         30,000          18,336

William R. Duvall .........    12/31/02      211,723    14,000          0         40,000          19,786
 Senior Vice President         12/31/01      169,231    40,000          0         40,000          14,558
                                2/28/01      163,165    60,000          0         25,000          15,423

Donna M. Driscoll .........    12/31/02      186,038    13,000          0         30,000           9,559
 Vice President                12/31/01      107,019    35,000          0         20,000               0
 (Marketing)

Kevin M. Mullins ..........    12/31/02      178,278    12,000      4,800(5)      30,000          14,586
 Vice President (Sales)        12/31/01      143,077    34,000          0         25,000          12,217
                                2/28/01      140,827    45,000          0         20,000           4,939

------------
(1) The Company's fiscal year was changed in 2001 and now ends on December 31st of each year. The Company's transition period in 2001 ended on December 31, 2001, and the Company's prior fiscal years each ended on the last day of February of the respective fiscal year.

(2) These options are Senior Management Options (as defined in the Stock Incentive Plan) and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). These options vest in four equal installments commencing on the first anniversary of the date of grant, and are subject to earlier vesting upon the occurrence of certain change in control events.

(3) Includes the Company's match of the executive officer's contribution to the Company's 401(k) plan, and, to the extent applicable, separate disability policy premiums and the portion of family medical insurance premiums otherwise payable by the executive officer.

(4) Includes a monthly housing allowance of $3,750 and the fair market value of the use of a Company automobile, which was $15,844 in 2002 and $11,840 in 2001. The amount reimbursed to Mr. Rossi for his automobile for each year was discounted for personal use of the vehicle.

(5) Reflects the fair market value of the use of a Company automobile of $4,800.

Option Grants in the Fiscal Year

     The following table shows all options granted to each of the Named Executive Officer's during the fiscal year ended December 31, 2002 and the potential value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission (the "SEC") and are not intended to forecast possible future appreciation, if any, in the Company's stock price. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of such a formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                                                    Individual Grants                    Potential Realizable
                              --------------------------------------------------------     Value at Assumed
                               Number of    Percent of                                   Annual Rates of Stock
                              Securities   Total Options                                  Price Appreciation
                              Underlying    Granted to                                    for Option Term(3)
                                Options    Employees in    Exercise Price   Expiration   ---------------------
Name of Executive Officer     Granted(1)    Fiscal Year     Per Share(2)       Date         5%          10%
-------------------------     ----------   -------------   --------------   ----------   --------     --------
Ronald J. Rossi ...........          0           0%             N/A            N/A         N/A          N/A
Joseph F. Abely ...........     60,000        11.9%            $5.38         2/25/12     $203,007     $514,460
William R. Duvall .........     40,000         8.0%             5.38         2/25/12      135,338      342,973
Donna M. Driscoll .........     30,000         6.0%             5.38         2/25/12      101,504      257,230
Kevin M. Mullins ..........     30,000         6.0%             5.38         2/25/12      101,504      257,230

------------
(1) All options granted are Senior Management Options, as defined in the Stock Incentive Plan.

(2) The exercise price per share is the fair market value of the underlying shares of Common Stock on the date of grant.

(3) The values shown are based on the fair market value of the shares of Common Stock on the date of grant less the exercise price of the underlying shares, multiplied by the number of shares underlying the grant at December 31, 2002, as adjusted to reflect the indicated assumed annual rates of appreciation, compounded annually. Actual gains realized, if any, on Senior Management Option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in the Fiscal year ended December 31, 2002 and Option Values at December 31, 2002

     The following table sets forth information with respect to the Named Executive Officers concerning option exercises in the fiscal year ended December 31, 2002 and the value of options held as of the end of the fiscal year.

                                                                   Number of Securities              Value of Unexercised
                                                                  Underlying Unexercised                 In-the-Money
                                                                        Options at                        Options at
                                  Shares                             December 31, 2002                 December 31, 2002(2)
                               Acquired on        Value        -----------------------------     -----------------------------
Name of Executive Officer        Exercise      Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------------      -----------     -----------     -----------     -------------     -----------     -------------
Ronald J. Rossi ...........            0         $      0        150,000          100,000            $  0             $ 0
Joseph F. Abely ...........      100,000          343,100        283,750          131,250             113               0
William R. Duvall .........       46,000          157,826        252,500           87,500             113               0
Donna M. Driscoll .........            0                0          5,000           45,000               0               0
Kevin M. Mullins ..........            0                0        133,750           63,750               0               0

------------
(1) Value realized equals the fair market value of the shares of Common Stock underlying the options on the date of exercise, less the exercise price of the shares, times the number of shares acquired, without deducting taxes or commissions paid by the executive officer.

(2) Value of exercisable and unexerciseable options equals the fair market value of the shares of Common Stock underlying in-the-money options on December 31, 2002 which was $4.94 per share, less the exercise price of the shares, times the number of shares underlying the options outstanding on December 31, 2002.

Change in Control Arrangements

     The Company has entered into agreements with each of Joseph Abely, William Duvall, Peter Conner and Kevin Mullins providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the Company's outstanding Common Stock. If a tender offer or exchange offer is made for 35% or more of such stock, the executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred. Each change in control agreement continues in effect until February 28, 2004; provided, however, that such agreements continue in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and the executive officer may terminate the executive officer's employment at any time. Each change in control agreement terminates if either party terminates the executive officer's employment before a change in control occurs.

     With respect to Mr. Abely, if, within 24 months after a change in control of the Company, Mr. Abely's employment is terminated (1) by the Company other than for disability or retirement or (2) by Mr. Abely, for any reason, the Company has agreed to pay Mr. Abely in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of his then current annualized base salary, plus the highest actual bonus he earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide Mr. Abely with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must provide him with 90 days' advance notice of termination unless such termination is for cause.

     With respect to the other officers named above, if, within 24 months after a change in control of the Company, such officer's employment is terminated (1) by the Company other than for cause, disability or retirement or (2) by the officer for good reason, the Company has agreed to pay such officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of the executive officer's then current annualized base salary, plus the highest actual bonus earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide the officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must give 90 days' advance notice of termination to the executive officer unless such termination is for cause.

Employment Agreement with Ronald J. Rossi

     The Company has entered into an employment agreement with Mr. Rossi for his services as Chief Executive Officer. The agreement extends through December 31, 2004, and provides for an annual base salary of $350,000 from February 28, 2003 through the term of the agreement. Mr. Rossi's base salary may be increased, based on an annual review of the Board, but may not be decreased. Mr. Rossi is eligible to receive bonuses and participate in the Stock Incentive Plan and other benefit plans on the same basis as other executive employees. He receives a monthly housing allowance and has been provided with the use of a Company automobile. In the event of termination by the Company for cause or by Mr. Rossi, no further payments will be made by the Company. In the event of termination of Mr. Rossi's employment due to his death or disability, base salary will be continued for six months and a prorated bonus will be paid. In the event of any other termination, payment of 24 months' base salary will be made in a lump sum, the cost of COBRA benefits will be borne by the Company for 18 months and a prorated bonus will be paid.

     If, within 24 months after a change in control of the Company, Mr. Rossi's employment is terminated (1) by the Company other than for disability or retirement or (2) by Mr. Rossi, for any reason, the Company has agreed to: (i) pay Mr. Rossi salary, benefits and awards accrued through the date of termination, (ii) pay Mr. Rossi all salary, stock options and bonuses that would be paid to Mr. Rossi during the term of this agreement,
(iii) pay Mr. Rossi the highest actual bonus he earned for any year during the term of the agreement and (iv) provide Mr. Rossi and his dependents with benefits under all employee welfare benefit plans, or equivalent benefits, for the entire term of the agreement, and must provide him with 90 days' advance notice of termination of such benefits unless such termination is for cause.

     Mr. Rossi is required to protect all Company proprietary information, and to disclose and assign to the Company any inventions useful in its business. During the term of the agreement and for one year thereafter, he is prohibited from participating in the ownership or operation of any activity which competes directly with the business of the Company or its subsidiaries.

Stock Performance Graph

     The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock to the NASDAQ Market Index and a Company-selected peer group index over the five-year period beginning December 31, 1997, and ending December 31, 2002. Cumulative stockholder return has been measured on a weighted-average basis based on market capitalizations of the component companies comprising the peer group index at the close of trading on the last trading day preceding the beginning of each year assuming an initial investment of $100 and reinvestment of dividends.

     The Company's peer group index consists of Armor Holdings, Inc., Audiovox Corporation, AXCESS, Inc., Checkpoint Systems, Inc., Kroll Inc., I.D. Systems, Inc., and Trimble Navigation Limited. The component companies comprising the peer group index were selected based on the Company's determination that they offered products similar in nature to those offered by the Company. The Company periodically evaluates companies that it believes may have product offerings or other attributes similar in nature to those of the Company and, based on the results of these evaluations, has in the past and may again in the future add companies to or remove companies from its peer group index.

[THE FOLLOWING MATERIAL WAS REPRESENTED AS A LINE CHART IN PRINTED VERSION]

12400 -- PLOT POINTS

                              100       123      173       321      193         153

CY 02                        1997      1998     1999      2000     2001        2002
                         -----------------------------------------------------------
LoJack Corporation            100        81       46        52       37          33
Peer Group                    100        92      170        75       95          73
Nasdaq Stock Market           100       141      261       157      125          86

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act or under the Exchange Act.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company is comprised of Messrs. MacKinnon (Chairperson), Renfro and Rosenthal, who are independent directors, as defined by NASDAQ, and operates under a written charter adopted by the Board.

     The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2002, and the Audit Committee or its Chairperson has reviewed with management and with the outside auditors, prior to filing with the SEC, the Company's interim financial results to be included in the Company's quarterly report to be filed with the SEC and the matters required to be discussed by SAS No. 61, "Communications with Audit Committees," as may be modified or supplemented. The Audit Committee held six meetings during the fiscal year ended December 31, 2002.

     The Audit Committee has reviewed the Company's auditing and accounting principles and practices as suggested by the independent auditors or management, periodically discussed with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company's internal controls, and reviewed and reassessed the adequacy of its charter.

     The Audit Committee met with the independent auditors prior to the audit to review the planning and staffing of the audit.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence. The Audit Committee has reviewed the independent auditors' fees for audit and non-audit services for the fiscal year ended December 31, 2002 and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors' independence. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors' independence at this time. The following is a list of the types of services provided and the amounts, if any, charged by the independent auditors to the Company for fiscal year ended December 31, 2002:

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $163,300.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP did not provide professional services to the Company for information technology services relating to financial information systems design and implementation.

All Other Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for services rendered to the Company, other than the services described above under "Audit Fees," for the year ended December 31, 2002 were $488,000, including audit related services of approximately $32,000 and non-audit services of $456,000. Audit related services generally include fees for consents and comfort letters and for the audits of the Company's employee benefit plans. Non-audit related services include tax compliance and tax consulting of $445,000 and due diligence procedures performed in connection with the evaluation of certain investments of $11,000.

     The Audit Committee met with the independent auditors subsequent to the completion of the audit, and has confirmed that there were no problems or difficulties encountered by the auditors, that no difficulties were encountered in the course of the audit work and that no restrictions were placed on the scope of the activities or access to required information.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

     The foregoing has been furnished by the Audit Committee:

                                        John H. MacKinnon (Chairperson)
                                        Larry C. Renfro
                                        Harvey Rosenthal

                      REPORT OF THE COMPENSATION COMMITTEE

     In 2002, the Compensation Committee consisted of Lee T. Sprague (Chairperson), Robert J. Murray and Robert L. Rewey, three non-employee directors. On December 17, 2002, Harvey Rosenthal replaced Lee Sprague as Chairperson of the Compensation Committee. Mrs. Sprague continues to serve as a member of this committee. The Compensation Committee is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives to directors and officers, and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

     The Compensation Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Compensation Committee structures its compensation programs to achieve the following objectives:

     o offer compensation opportunities that attract and retain exceptionally talented individuals;

     o motivate individuals to perform at their highest levels and reward achievements that further the business strategy of the Company;

     o link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value; and

     o encourage executives to manage from the perspective of persons with ownership interests in the Company.

     Each year the Compensation Committee conducts a full review of the Company's executive compensation program. Based upon its deliberations, the Compensation Committee believes that the Company's executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company's management. The Compensation Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company's executive compensation programs.

     The Compensation Committee recently reviewed the performance standards by which it determines annual bonus awards. For 2003, cash bonus awards will be based solely on Company results. The Compensation Committee utilizes a formal Executive Incentive Program under which achievement of specific revenue, profit and personal objectives set early in the year are considered when making compensation decisions. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement, other than Ronald J. Rossi, the Compensation Committee also takes into account the views of Mr. Rossi, the Company's Chief Executive Officer. The Compensation Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

     Base Salary. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Over the past three years, increases in base salary have generally been modest.

     Annual Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus. Early in the year, the Compensation Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels and specific revenue and profit objective goals are set for each eligible officer. During the fiscal year ended December 31, 2002, the corporate performance standards were based on growth in revenues and growth in pre-tax earnings.

     Over the past five fiscal years, the Compensation Committee has awarded cash bonuses to the Company's executive officers. The awards for each year are generally declared and paid in the first quarter of the following year. The Compensation Committee recommended, and the Board approved, allocating $79,000 for bonus compensation to the Named Executive Officers for the fiscal year ended December 31, 2002, which was paid in the first quarter of 2003.

     Management Stock Ownership. Under the Stock Incentive Plan, stock options may be granted to the executive officers, officers and other key employees of the Company. The Compensation Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company's other stockholders. Furthermore, the Compensation Committee believes stock option grants pursuant to the Stock Incentive Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Compensation Committee awards stock options and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

     The Compensation Committee also considered individual achievements in areas such as departmental performance and leadership of special projects.

     On February 11, 2003, the Compensation Committee approved the grant of 310,000 Senior Management Options to the Company's executive officers to purchase Common Stock at $5.22 per share, as follows: Ronald J. Rossi, 100,000; Joseph F. Abely, 60,000; William R. Duvall, 40,000; Kevin M. Mullins and Donna
M. Driscoll, 30,000 each; and Peter J. Conner and Keith Farris, 25,000 each. The Compensation Committee considers these option grants reflective of the performance of executive officers during the fiscal year ended December 31, 2002 as measured by corporate and individual performance standards and consistent with the intent and purposes of the Company's compensation philosophy.

Chief Executive Officer Compensation

     In determining the compensation of the Company's Chairman and Chief Executive Officer, Ronald J. Rossi, the Compensation Committee considered the demonstrated leadership he brings to the Company and the performance of the Company during the fiscal year ended December 31, 2002 as measured against the Company performance standards established by the Compensation Committee. In light of these factors, the Board approved, based on the Compensation Committee's recommendation, an award of 100,000 options under the Stock Incentive Plan and a bonus of $23,000, both of which were paid to Mr. Rossi in the first quarter of 2003.

                          The Compensation Committee

                          Lee T. Sprague (Chairperson until December 2002) Harvey Rosenthal (Chairperson effective December 2002) Robert J. Murray
                          Robert L. Rewey

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.
                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information as of April 1, 2003, with respect to the voting securities of the Company beneficially owned by: (1) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (2) each director or director nominee of the Company, (3) each of the Named Executive Officers and (4) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of April 1, 2003. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts 02090.

                                                                    Amount
                                                                 and Nature of       Percent Ownership of
Name of Beneficial Owner                                     Beneficial Ownership        Common Stock
------------------------                                     --------------------    --------------------
Morgan Stanley Dean Witter Co. ..........................           1,643,876(1)            11.15%
Wellington Management Company, LLP ......................           1,495,000(2)            10.14%
Capital Guardian Trust Company ..........................           1,482,190(3)            10.06%
Frontier Capital Management Co., LLC ....................           1,430,910(4)             9.71%
C. Michael Daley ........................................           1,069,326(5)             6.90%
Joseph F. Abely .........................................             349,473(6)             2.33%
Lee T. Sprague ..........................................             268,134(7)             1.81%
William R. Duvall .......................................             250,105(8)             1.67%
Ronald J. Rossi .........................................             198,750(9)             1.33%
Kevin M. Mullins ........................................             157,500(10)            1.06%
Larry C. Renfro .........................................              86,500(11)               *
Robert J. Murray ........................................              82,500(12)               *
Harvey Rosenthal ........................................              37,000(13)               *
Donna M. Driscoll .......................................              18,579(14)               *
John H. MacKinnon .......................................              12,200(15)               *
Robert L. Rewey .........................................               5,500(16)               *
All executive officers and directors as a group .........           1,758,336(17)           10.98%

------------
* Less than one percent (1%) of the outstanding Common Stock.

(1) According to Amendment No. 1 to Schedule 13G, filed with the SEC on February 13, 2003, Morgan Stanley Dean Witter & Co. exercises shared voting and shared dispositive power with respect to 1,643,876 shares and Morgan Stanley Investment Advisors Inc exercises shared voting and dispositive power with respect to 1,200,000 shares. Morgan Stanley Dean Witter & Co. filed solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. Morgan Stanley Dean Witter & Co.'s mailing address is 1585 Broadway, New York, New York 10036.

(2) According to Amendment No. 6 to Schedule 13G, filed with the SEC on February 17, 2003, Capital Guardian Trust Company exercises sole voting power with respect to 1,164,590 shares and sole dispositive power with respect to 1,482,190 shares. Capital Group International, Inc. may be deemed beneficial owner of the securities beneficially owned by Capital Guardian Trust Company. Capital Group International, Inc. disclaims such beneficial ownership. Capital Guardian Trust Company's mailing address is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(3) According to Amendment No. 3 to Schedule 13G, filed with the SEC on February 12, 2003, Wellington Management Company, LLP exercises shared voting power with respect to 1,185,000 shares and shared dispositive power with respect to 1,495,000 shares. Wellington Management Company, LLP's mailing address is 75 State Street, Boston, Massachusetts 02109.

(4) According to Amendment No. 2 to Schedule 13G, filed with the SEC on February 5, 2003, Frontier Capital Management Co., LLC exercises sole voting and sole dispositive power with respect to 1,430,910 shares. Frontier Capital Management Co., LLC's mailing address is 99 Summer Street, Boston, Massachusetts 02110.

(5) Mr. Daley has advised the Company that he owns 306,826 shares of Common Stock. Mr. Daley also has the right to purchase 762,500 shares issuable upon exercise of certain options which options are currently exercisable or become exercisable within 60 days of April 1, 2003 ("Currently Exercisable Options"). Mr. Daley's mailing address is 60 Elm Street, Canton, Massachusetts 02021.

(6) Includes (i) 1,000 shares held jointly with Ann Abely and (ii) 278,750 shares issuable upon exercise of Currently Exercisable Options.

(7) Includes (i) 5,000 shares held by spouse as to which beneficial ownership is disclaimed and (ii) 97,500 shares issuable upon exercise of Currently Exercisable Options.

(8) Includes 236,250 shares issuable upon exercise of Currently Exercisable Options.

(9) Includes 150,000 shares issuable upon exercise of Currently Exercisable Options.

(10) Includes 157,500 shares issuable upon exercise to Currently Exercisable Options.

(11) Includes 52,000 shares issuable upon exercise of Currently Exercisable Options.

(12) Includes (i) 45,000 shares held jointly with spouse and (ii) 37,500 shares issuable upon exercise of Currently Exercisable Options.

(13) Includes 32,500 shares issuable upon exercise of Currently Exercisable Options.

(14) Includes 17,500 shares issuable upon exercise of Currently Exercisable Options.

(15) Includes (i) 200 shares held jointly with spouse and (ii) 10,000 shares issuable upon exercise of Currently Exercisable Options.

(16) Includes 2,500 shares issuable upon exercise of Currently Exercisable Options.

(17) Includes 292,095 shares beneficially owned by two executive officers who are not Named Executive Officers. Also includes 1,275,750 shares issuable upon exercise of Currently Exercisable Options.

                                    AUDITORS

     The Company is not required to submit the selection of the Company's auditors to a stockholder vote. The Board appointed Deloitte & Touche LLP as our independent auditors for 2002. A representative of Deloitte & Touche LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions from stockholders who are present at the Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and NASDAQ reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company or written representations from certain persons furnished to the Company during the fiscal year ended December 31, 2002 that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the fiscal year ended December 31, 2002, except for one transaction relating to the sale of Common Stock by Peter J. Conner.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the Company's 2004 annual meeting of stockholders must be received at the executive offices of the Company not later than December 19, 2003, and must otherwise satisfy the conditions established by the SEC and by the Company's By-laws in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting.

                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002 is being furnished to stockholders of record of the Company concurrently with this proxy statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

                                  OTHER MATTERS

     As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, in regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

                                        By order of the Board,

                                        THOMAS A. WOOTERS, Clerk

                                                                      Appendix A

                               LOJACK CORPORATION

                            2003 STOCK INCENTIVE PLAN

     1. PURPOSE

     The purpose of this 2003 Stock Incentive Plan (the "Plan") is to encourage key employees, directors, and consultants of LoJack Corporation (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of awards ("Awards") of Common Stock (as hereinafter defined), whether or not subject to restrictions ("Stock Grants"), stock options ("Options"), and other rights to compensation in amounts determined by the value of the Company's Common Stock (together with Stock Grants, "Other Rights"). The term "Subsidiary" as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as hereinafter defined). The LoJack Corporation Restated and Amended Stock Incentive Plan (the "Prior Plan"), as most recently amended December 23, 2002, is terminated effective upon the date of approval of this Plan by the stockholders of the Company; provided, however, that the terms of the Prior Plan shall continue in full force and effect with respect to outstanding and unexercised options granted under the Prior Plan and Common Stock issued under the
Prior Plan.

     2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or, in the discretion of the Board, by another committee or subcommittee of the Board appointed by the Board and composed of at least two (2) members of the Board (the "Committee"). In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. The Board may directly exercise the powers of the Committee, except where prohibited by law. All references in the Plan to the "Committee" shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

     For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and, for so long as Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder. The Committee shall select those persons to receive Awards under the Plan ("Optionees") and determine the terms and conditions of all Awards.

     The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.

     With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

     The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 as incentive stock options as described in Section 422 of the Code ("ISOs") to qualify as such.

     3. STOCK SUBJECT TO THE PLAN

     The total number of shares of the Company's authorized Common Stock, $0.01 par value per share ("Common Stock"), that may be subject to Award under the Plan shall be 1,000,000, from either authorized but unissued shares or treasury shares, plus the number of shares remaining available for issuance under the Prior Plan on the date of its termination. Other Rights that fail to vest, and shares of Common Stock subject to an Option or similar Other Right that is neither fully exercised prior to its expiration or other termination nor terminated by reason of the exercise of an SAR (as hereinafter defined) related to the Option, whether issued under the Plan or under the prior Plan, shall again become available for grant under the terms of the Plan.

     The total amount of the Common Stock with respect to which Awards may be granted to any single person under the Plan shall not exceed in any year in the aggregate 200,000 shares.

     Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11.

     4. ELIGIBILITY

     The persons who shall be eligible for Awards under the Plan shall be key employees, and directors of, and other persons who render services of special importance to the management, operation or development of, the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs shall not be granted to any person who is not an employee of the Company or an ISO Subsidiary. The term "ISO Subsidiary" shall mean those Subsidiaries described in Section 424(e) or Section 424(f) of the Code.

     5. TERMS AND CONDITIONS OF OPTIONS

     Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or a non-qualified stock option ("NSO"), and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions.

     (a) Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten (10) years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five (5) years from its date of grant.

     (b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price with respect to an ISO shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option; and provided, further, that the exercise price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any ISO Subsidiary shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, Fair Market Value shall be the closing asked price of the Common Stock on the day before the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then Fair Market Value shall be the closing price on the day before the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on such date on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing asked price of the Common Stock on such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of Fair Market Value.

     (c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Chief Financial Officer of the Company or his designee stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price. Such notice shall be delivered in person or by facsimile transmission to the Chief Financial Officer of the Company or his designee or shall be sent by registered mail, return receipt requested, to the Chief Financial Officer of the Company or his designee, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

     Payment of the Exercise Price shall be made either (i) in cash (by a certified check, bank draft or money order), (ii) with the consent of the Committee, by delivering the Optionee's duly executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares already owned by the Optionee which have been held for more than six months valued at Fair Market Value; provided that no Shares received upon exercise of that Option thereafter may be exchanged to pay the Option price for additional Shares within the following six months, or (iv) by a combination of the foregoing forms of payment.

     Alternatively, with the consent of the Committee, Options may be exercised by means of a "cashless exercise" procedure in which a broker: (i) transmits the exercise price to the Company in cash or acceptable cash equivalents either
(1) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price or (2) as the proceeds of a margin loan to the Optionee; or
(ii) agrees to pay the exercise price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price. The Optionee's notice of exercise of an Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure and such other information or undertaking by the broker as the Committee shall reasonably require.

     (d) At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

     (e) Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Stock Option Agreement.

     (f) Notice of ISO Stock Disposition. The Optionee shall notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

     (g) Effect of Cessation of Employment or Service Relationship. Except as otherwise determined by the Committee at the date of grant of an Option, upon termination of a Optionee's employment with the Company (including but not limited to a termination for cause) the Option shall immediately terminate and shall no longer be exercisable.

          (i) in the case of termination as a result of retirement of the Optionee, an Option shall remain exercisable by such Optionee for three (3) years (three (3) months in the case of an ISO) after the date of termination (but in no event after the normal expiration date of such Option or Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination. For this purpose, "retirement" shall mean voluntary retirement as defined in a retirement plan or program of the Company or as determined by the Committee;

          (ii) in the case of termination as a result of death or disability of the Optionee, an Option shall remain exercisable by such Optionee (or in the case of death, by the persons to whom an Option is transferred by will or the laws of descent and distribution) for three (3) years (one (1) year in the case of an ISO) after the date of termination (but in no event after the normal expiration date of such Option or Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination. For this purpose, "disability" shall have the meaning set forth in Section 22 (e) (3) of the Code;

          (iii) in the case of termination by the Company other than for cause, an Option shall remain exercisable for three months after the date of termination (but in no event after the normal expiration date of such Option or Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination;

          (iv) in the case of an NSO, an Option shall remain exercisable until the normal expiration date of such Option or Right by an Optionee who is a director, or a consultant or former consultant of the Company whose service as such was not terminated for cause.

     To the extent the Option is not exercised within the foregoing periods of time, the Option shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Section 421 and 422 of the Code shall cause an ISO to cease to be treated as an incentive stock option for purposes of Section 421 of the Code.

     (h) Transferability of Options. During the life of the Optionee, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the

Optionee in a durable power of attorney acceptable to the Company's counsel. Notwithstanding the preceding sentences of this Section 5(i), the Committee may in its discretion permit the Optionee of an NSO to transfer the Option to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee's Immediate Family or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee's Immediate Family. "Immediate Family" shall mean, with respect to any Optionee, the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

     (i) No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to
Section 11.

     6. STOCK APPRECIATION RIGHTS

     Among the "Other Rights" available under the Plan are stock appreciation rights ("SARs"), which may be granted by the Committee in respect of such number of shares of Common Stock subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of an SAR related to an Option shall be contained in the Stock Option Agreement, and the terms of an SAR not related to any Option shall be contained in an SAR Agreement.

     Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the base value stated in the SAR Agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

     All grants of SARs to Insiders shall be capable of being settled only for cash and may not be granted in connection with an Option. If an SAR is awarded to a person who is not an Insider at the time of award but subsequently becomes an Insider, it shall be deemed to be amended to provide that it may be settled only in cash while such person is an Insider.

     7. STOCK GRANTS

     The Committee may grant or award shares of Common Stock, with or without restrictions. In the event restrictions are imposed on a Stock Grant, such restrictions shall be set forth by the Committee in a Restricted Stock Agreement.

     A holder of a Stock Grant, including a Stock Grant subject to restrictions, shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Common Stock subject to restrictions shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines, the Optionee may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

     8. SPECIAL BONUS GRANTS AND LOANS

     In its discretion, the Committee may grant in connection with any NSO or Stock Grant a special cash bonus in an amount not to exceed the lesser of (a) the combined federal, state, and local income and employment tax liability incurred by the Optionee as a consequence of his acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of Stock Grant and the related special bonuses, or (b) thirty percent (30%) of the imputed income realized by the Optionee on account of such exercise or vesting and the related special bonus. The Committee may in its discretion estimate the amount of the tax liability described in clause (a) of the immediately preceding sentence, using formulae or methods uniformly applied to Optionees in similar circumstances, without regard to the particular circumstances of an individual Optionee. A special bonus shall be payable solely to federal, state, and local taxing authorities for the benefit of the Optionee at such time or times as withholding payments of income tax may be required. A special bonus may be granted simultaneously with a related NSO Stock Grant or separately with respect to an outstanding NSO or Stock Grant at an earlier date. In the event that an NSO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee, or that a Stock Grant with respect to which a special bonus has been granted shall vest after the death of an Optionee, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Optionee had he survived to the date of exercise or vesting.

     In the Committee's discretion, a Stock Option Agreement or Restricted Stock Agreement may provide that to the extent that an Optionee does not receive a special bonus of the maximum amount permissible under this Section 8, the Company shall lend the Optionee an amount no greater than the excess of such maximum over the special bonus (if any) paid to the Optionee, for such term and at such rate of interest (or no interest) and on such further terms and conditions as the Committee determines.

     9. OPTIONS AND OTHER RIGHTS VOIDABLE

     If a person to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document within thirty (30) days after it is submitted to him, the Award granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.

     10. REQUIREMENTS OF LAW

     The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise of any Option or Other Right if the issuance of the shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the transfer of Common Stock or the exercise of any Option or Other Right the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or the exercise of an Option or Other Right to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

     11. CHANGES IN CAPITAL STRUCTURE

     In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights, and for which Options or Other Rights may be granted under the Plan. Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in
Section 424 of the Code without the consent of the Optionee. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

     If while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

     Except as otherwise provided in the preceding paragraph, if while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar agreement, the Committee may in its discretion amend the terms of all outstanding Options and Other Rights so that either:

     (a) After the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled upon exercise of an Option or Other Right to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised, or shall be entitled to receive from the successor entity a new stock grant, stock option or stock appreciation right of comparable value; or

     (b) All outstanding Options and Other Rights shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, provided that each Optionee shall have the right to exercise his Option or Other Right according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation, sale or Change of Control; or

     (c) All outstanding Options and Other Rights shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option or Other Right been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the exercise price therefor. Upon receipt of such consideration by the Optionee, his Option or Other Right shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 5(b).

     In addition to the foregoing, the Committee may in its discretion amend the terms of an Option or Other Right by cancelling some or all of the restrictions on its exercise to permit its exercise to a greater extent than that permitted under its existing terms.

     A "Change of Control" of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange
Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company's outstanding Common Stock, and within the period of twenty-four (24) consecutive months immediately thereafter, individuals other than (a) individuals who at the beginning of such period constitute the entire Board or (b) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

     Except as expressly provided to the contrary in this Section 11, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or Other Rights.

     12. FORFEITURE FOR DISHONESTY

     Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and an Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or other service relationship with the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary:

     (a) The Optionee shall forfeit all unexercised Options and Other Rights and all exercised Options and Other Rights under which the Company has not yet delivered the certificates; and

     (b) The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon the earlier exercise of any Option or Other Rights at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates.

     The decision of the Board as to the cause of an Optionee's discharge and the damage done to the Company or a Subsidiary shall be final, binding, and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of an Optionee by the Company or a Subsidiary.

     13. MISCELLANEOUS

     (a) Nonassignability of Other Rights. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

     (b) No Guarantee of Employment or Continuation of Service
Relationship. Neither the Plan nor any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.

     (c) Tax Withholding. To the extent required by law, the Company (or a Subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, or a cash bonus paid in connection with such exercise or vesting, and as a condition to the receipt of any Option or Other Right or related cash bonus the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

     Without limiting the foregoing, the Committee may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Optionee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under
Section 16(b) of the Exchange Act.

     (d) Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options or Other Rights shall constitute general funds of the Company.

     (e) Awards to Non-United States Persons. Awards may be made to Optionees who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 14, to obtain favorable tax treatment for Optionees, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to the Committee.

     (f) Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

     14. EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

     The Plan shall be effective as of April 1, 2003 if, and only if, the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company approve the Plan within twelve
(12) months after such date. If so approved by the stockholders, the Committee may grant Options and Other Rights under the Plan from time to time until the close of business on March 31, 2013. The Board may at any time amend the Plan; provided, however, that without approval of the Company's stockholders there shall be no: (a) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 11, or the aggregate number of shares of Common Stock that may be issued to any single person; (b) change in the class of persons eligible to receive Awards under the Plan; or (c) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Options and Other Rights then outstanding, without the consent of the Optionee.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

================================================================================

                                      PROXY

                               LOJACK CORPORATION

                     PROXY SOLICITED ON BEHALF OF THE BOARD
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  May 29, 2003

     The undersigned stockholder of LoJack Corporation, a Massachusetts corporation (the "Company") hereby appoints Ronald J. Rossi and Joseph F. Abely (or either of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on April 1, 2003, at the Annual Meeting of Stockholders of LoJack Corporation, to be held on May 29, 2003, at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the notice of Annual Meeting of Stockholders and Proxy Statement, dated April 10, 2003, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

     The shares represented by this proxy will be voted as directed by the stockholder on the reverse side hereof. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all the nominees in Proposal 1, "FOR" Proposal 2 and in the discretion of proxies on Proposal 3 on the reverse side hereof.

--------------------------------------------------------------------------------
      PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

     HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

     __________________________________      __________________________________

     __________________________________      __________________________________

     __________________________________      __________________________________

              (If you noted any address changes or comments above,
            please mark the corresponding box on the reverse side.)

                                SEE REVERSE SIDE

================================================================================

LOJACK CORPORATION                                                  VOTE BY INTERNET - www.proxyvote.com
C/O AMERICAN STOCK TRANSFER                                         Use the Internet to transmit your voting instructions and for
6201 15TH AVENUE                                                    electronic delivery of information up until 11:59 P.M. Eastern
BROOKLYN, NY 11219                                                  Time the day before the cut-off date or meeting date. Have your
ATTN: ISSAC KAGAN                                                   proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                                                    VOTE BY PHONE - 1-800-690-6903
                                                                    Use any touch-tone telephone to transmit your voting
                                                                    instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control
                                                                    Number which is located below and then follow the simple
                                                                    instructions the Vote Voice provides you.

                                                                    VOTE BY MAIL
                                                                    Mark, sign, and date your proxy card and return it in the
                                                                    postage-paid envelope we have provided or return it to LoJack
                                                                    Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                                                    Please date, sign and mail your proxy card back as soon as possible!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            LOJCK1                     KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
====================================================================================================================================
LOJACK CORPORATION

THE BOARD RECOMMENDS A VOTE FOR THE
FOLLOWING:                                                                                 If you do not wish your shares voted
                                                                  For  Withhold  For All   "For" a particular nominee, mark the "For
   1.  Fix the number of directors of the Company at eight (8)    All     All     Except   All Except" box and write nominee's
       and to elect the following nominees as directors for                                number(s) on the line below.
       the ensuing year:
       Nominees:   01) Ronald J. Rossi                             O       O        O      _________________________________________
                   02) Joseph F. Abely
                   03) Lee T. Sprague                                                      Your shares will be voted for the
                   04) Robert J. Murray                                                    remaining nominee(s).
                   05) Larry C. Renfro
                   06) Harvey Rosenthal
                   07) John H. MacKinnon
                   08) Robert L. Rewey

                                                                                                             For   Against   Abstain

   2.  To approve and adopt the LoJack 2003 Stock Incentive Plan.                                             O       O         O

   3.  In their discretion to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED
ENVELOPE.

For address changes and/or comments, please check this box     O
and write them on the back where indicated.

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

----------------------------------------                        ----------------------------------------

========================================                        ========================================
Stockholder's signature             Date                        Co-owner's signature                Date

====================================================================================================================================